UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2020 (June 29, 2020)

EKIMAS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Washington Street #154, Canton, Massachusetts	02021
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number (508) 523-3141

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ASNB	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

Delay Filing of Annual Report on Form 10-K for the Year Ended March 31, 2020

On March 4, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the order was modified and superseded by a new SEC order (Release No. 34-88465), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak (the “SEC Order”). The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

EKIMAS Corporation, (the “Company”) will be relying on the SEC Order to delay the filing of its Annual Report on Form 10-K for the year ended March 31, 2020 (the “Report”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused severe disruptions in access to the Company’s facilities and accounting records resulting in reduced support from its staff and professional advisors and delayed communication and completion of tasks amongst employees and consultants involved in completion of the filing. This has, in turn, delayed the Company’s ability to complete its annual close and prepare the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than August 13, 2020 (which is 45 days from the Report’s original filing deadline of June 29, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Report:

“A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our employees, facilities, or advisors could adversely impact our business and financial reporting process.”

Voluntary Downgrade to the PINK Tier of OTC Markets

Subsequent to July 1, 2020, the Company will voluntarily request downgrade from the QB Tier of the OTC Markets to the PINK Tier of the OTC Markets.

On January 31, 2020 (the “Closing Date”), the Company ceased operating as a developer, manufacturer, marketer and seller of advanced polymers. Subsequent to the Closing Date, the Company became engaged in efforts to identify an operating company (the “Potential Target”) to acquire or merge with through an equity-based exchange transaction that would likely result in a change in control. Currently, the Company has not identified a Potential Target and there can be no assurance that a Potential Target will be identified. The Company’s activities are subject to significant risks and uncertainties, including the need to raise additional capital if the Company is unable to identify a Potential Target desiring to acquire or merge with us. As a result, the Company believes the costs associated with continued quotation on the QB Tier of the OTC Markets outweigh the benefits of remaining on the QB Tier. Notwithstanding the voluntary request for downgrade to the OTC Pink Tier of the OTC Markets, the Company will use its best efforts and available resources to remain in compliance with the reporting requirements required of a QB Tier company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our future financial or business performance or strategies, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, including the unprecedented impact of COVID-19 pandemic on our business, customers, employees, consultants, service providers, stockholders, investors and other stakeholders, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKIMAS CORPORATION

Dated: June 29, 2020	/s/ Michael F. Adams
Michael F. Adams
President and Chief Executive Officer